Exhibit 21.1

SUBSIDIARIES OF COMPANY

Diamond Animal Health, Inc., an Iowa corporation

BioTech Laboratories U.S.A. LLC, a Delaware limited liability company

Heska AG, a corporation incorporated under the laws of Switzerland

Heska Canada, Limited, a limited company organized under the laws of British Columbia, Canada

Heska Australia Pty Ltd, a proprietary company organized under the laws of Australia and registered in Victoria

SCI A. Duchene Immo, a real estate company formed under the laws of France

Veterinärmedizinisches Dienstleistungszentrum (VetZ) GmbH, a corporation incorporated under the laws of Germany

Heska GmbH, a corporation incorporated under the laws of Germany scil animal care company GmbH, a corporation incorporated under the laws of Germany scil animal care company sarl, a limited liability company organized under the laws of France scil animal care company SL., a limited liability company organized under the laws of Spain scil animal care company Ltd., a limited company organized under the laws of the United Kingdom scil animal care company Srl, a limited liability company organized under the laws of Italy scil Diagnostics Sdn Bhd, a public limited company organized under the laws of Malaysia